                                                                       Exhibit 1

                                   AGREEMENT
                          JOINT FILING OF SCHEDULE 13D


                 The undersigned hereby agree to file jointly the Statement on
Schedule 13D (the "Statement") relating to the Class A Common Stock, $.01 par value per share, of ProSource, Inc., and any amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

                 It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

                 This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 22nd day of November, 1996.


                          ONEX DHC LLC


                          By: /s/ Donald F. West
                              ---------------------------------------
                              Name:  Donald F. West
                              Title: Authorized Signatory


                          ONEX CORPORATION


                          By: /s/ Anthony Munk
                              ---------------------------------------
                              Name:   Anthony Munk
                              Title:  Authorized Signatory


                          /s/ Anthony Munk
                          ------------------------------------------
                          Authorized Signatory for
                          GERALD SCHWARTZ




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